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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of Report:  August 6, 1997
                        (Date of earliest event reported)



                     EQUITY COMPRESSION SERVICES CORPORATION
             (Exact name of Registrant as specified in its charter)



Oklahoma                            0-18205                      73-1345732
(State of Incorporation)      (Commission File No.)           (I.R.S Employer
                                                            Identification No.)


2501 Cedar Springs Road
Suite 600
Dallas, Texas                                                          75201
(Address of principal executive offices)                             (Zip Code)



               Registrant's Telephone Number, Including Area Code
                                 (214) 953-9560

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On August 6, 1997, Equity Compression Services Corporation (the "Company") completed the acquisition of (i) all of the issued and outstanding shares of common stock of Ouachita Energy Corporation, a Louisiana corporation ("OEC"),
(ii) substantially all of the assets of Ouachita Energy Partners, Ltd., a Louisiana corporation ("OEP") and Ouachita Compression Group, Ltd., a Louisiana limited liability company ("OCG") and (iii) an airplane and the real property used by OEC in connection with the business from Dennis W. Estis (the majority stockholder or owner of OEC, OEP & OEG) for an aggregate consideration of 7.6 million shares of the Company's Common Stock and $24 million in cash and debt assumption. OEC, OEP & OEG are engaged in the compression services business and the Company intends to continue in such business. Prior to this transaction there was no material relationship between the Company and OEC, OEG or OEP.

     Such acquisitions were consummated pursuant to the terms and conditions set forth in (i) an Agreement and Plan of Merger, dated as of May 15, 1997 by and among the Company, OEC Acquisition Corporation, OEC and Dennis W. Estis as amended by that certain First Amendment to Agreement and Plan of Merger dated as of July 30, 1997 (the "Merger Agreement") and (ii) an Asset Purchase and Sale Agreement dated as of May 15, 1997, by and among the Company, OEC Acquisition Corporation, OEP, OEG and Dennis W. Estis as amended by that certain First Amendment to Asset Purchase and Sale Agreement dated as of July 30, 1997 (the "Asset Purchase Agreement"). Pursuant to the Merger Agreement, OEC was merged with and into the Company's wholly owned subsidiary, OEC Acquisition Corporation, with OEC Acquisition Corporation being the surviving corporation of such merger. As a result of such merger, OEC became a wholly owned subsidiary of the Company and the former shareholders of OEC received 7.6 million shares of the Company's common stock (the "Company Shares"). In connection with such transaction, the Company granted certain rights to the former shareholders of OEC with respect to the registration of the Company Shares under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to such registration rights, the registration of the Company Shares under the Securities Act in the event the Company shall register equity securities under the Securities Act for its own account or for the account of the Company's other common stockholders. In addition, after the second anniversary of the closing, the former shareholder of OEC have the right to require that the Company register the Company Shares under the Securities Act.

     Pursuant to the Asset Purchase Agreement, OEC Acquisition acquired (i) all of the compressor assets held by OEP and OEG, (ii) an airplane, and
(iii) approximately 11.156 acres on which the main fabrication and storage facilities of OEC are located. The purchase price for such assets was $24 million consisting of


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approximately $11,278,000 in cash and approximately $12,722,000 in the assumption of debt. All of the assumed debt was retired with the proceedings of the financing set forth below.

     Such acquisitions were financed in part by an amendment of the Company's existing credit facility pursuant to which the Company's borrowing base was increased from $12.7 million to $20 million. Such loan is secured by a first lien on all of the assets of the Company and its subsidiaries including the assets acquired pursuant to the Merger Agreement and the Asset Purchase Agreement.

     The balance of the purchase price was financed by (i) the proceeds from the issuance and sale of $5 million of the Company's Senior Floating Rate Term Notes due July 31, 2004 (the "Senior Notes") to Prudential Insurance Company of America ("Prudential") pursuant to a Note Agreement dated as of July 31, 1997 and (ii) $15 million of the Company's 10.15% Senior Subordinated Secured Notes due July 31, 2007 (the "Subordinated Notes") issued to Prudential pursuant to a Subordinated Note and Warrant Purchase Agreement dated July 31, 1997. The Senior Notes are secured by guarantees of the Company's subsidiaries and a first lien on all of the Company's and its subsidiaries assets that is pari passu with the liens securing the Company's bank loan. The Subordinated Notes are secured by guarantees of the Company's subsidiaries and subordinated liens that are junior to the Senior Notes and the Company's bank loan.

     In connection with the Subordinated Notes, the Company issued to Prudential a common stock purchase warrant to acquire 1,000,000 shares of the Company's common stock (the "Warrant") with an exercise price of $2.80 per share. The Warrant is exercisable on or before the earlier of (i) July 31, 2007 or (ii) the later of (a) the date that is six months after the Subordinated Notes are prepaid and (b) July 31, 2002. In connection with the grant of the Warrant, the Company granted certain rights to Prudential with respect to registration of the shares (the "Warrant Shares") of the Company stock to be issued upon the exercise of the Warrant under the Securities Act. Such registration rights are substantially similar to the registration rights granted to the former shareholders of OEC described above. In addition, three of the Company's stockholders have granted participation or tagalong rights to Prudential with respect to the Warrant Shares.

     In connection with the above acquisition, two of the shareholders of OEC, Dennis W. Estis and Andy Payne, have become directors of the Company. The Company and one of its subsidiaries have also entered into employment agreements with Dennis W. Estis, Andy Payne and one other OEC employee.

     The issuance of the shares of Company common stock to the former shareholders of OEC pursuant to the Merger Agreement described above was exempt from the registration requirements of


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the Securities Act in reliance upon the exemption from registration provided by Rule 506 of Regulation D promulgated under the Securities Act. The Company's issuance, pursuant to the Warrant, of additional shares of its common stock is also expected to be exempt from the registration requirements of the Securities Act in reliance upon the same exemption.

ITEM 7.   EXHIBITS

     (a)  Financial Statements of Business Acquired.

     It is impracticable for the Company to provide the required financial statements for the business acquired at the time of filing this report on Form 8-K, but the Company will file such required financial statements by amendment to this report on Form 8-K as soon as practicable, but not later than sixty (60) days after this report must be filed with the Securities and Exchange Commission.

     (b)  Pro Forma Financial Information.

     It is impracticable for the Company to provide the required financial statements for the business acquired at the time of filing this report on Form 8-K, but the Company will file such required financial statements by amendment to this report on Form 8-K as soon as practicable, but not later than sixty (60) days after this report must be filed with the Securities and Exchange Commission.

Exhibit No.    Description
-----------    -----------

2.1* Agreement and Plan of Merger dated as of May 15, 1997 by and among the Company, OEC Acquisition Corporation, Ouachita Energy Corporation, and Dennis W. Estis.

2.2* First Amendment to Agreement and Plan of Merger dated as of July 30, 1997 by and among the Company, OEC Acquisition Corporation, Ouachita Energy Corporation, and Dennis W. Estis.

2.3* Asset Purchase and Sales Agreement dated as of May 15, 1997 by and among the Company, OEC Acquisition Corporation, Ouachita Energy Partners, Ltd., Ouachita Compression Partners, L.L.C. and Dennis W. Estis.

2.4* First Amendment to Asset Purchase and Sales Agreement dated as of July 30, 1997 by and among the Company, OEC Acquisition Corporation, Ouachita Energy Partners, Ltd., Ouachita Compression Partners, L.L.C. and Dennis W. Estis.

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4.1*           Note Agreement dated July 31, 1997 by and between the Company and
               Prudential Life Insurance Company of America.

4.2* Subordinated Note and Warrant Purchase Agreement dated July 31, 1997 by and between the Company and Prudential Life Insurance Company of America.

4.3* Registration Rights Agreement dated as July 31, 1997 by and between the Company and Prudential Life Insurance Company of North America.

4.4* Participation Agreement dated July 31, 1997 by and among the Company, Prudential Life Insurance Company of North America and certain stockholders of the Company.

4.5* Registration Rights Agreement dated as August 6, 1997 by and between the Company and certain stockholders named therein.

4.6* Common Stock Purchase Warrant dated July 31, 1997 issued by the Company to Prudential Life Insurance Company of America.


10.1* Fifth Amended Revolving Credit Facility dated as of July 31, 1997 between the Company, certain of its Subsidiaries and the Bank of Oklahoma, N.A.

10.2* Employment Agreement dated as of August 6, 1997 among Ouachita Energy Corporation, the Company and Dennis W. Estis.

10.3* Employment Agreement dated as of August 6, 1997 among Ouachita Energy Corporation, the Company and Andy Payne.

10.4* Employment Agreement dated as of August 6, 1997 among Ouachita Energy Corporation, the Company and Dan McCormick.


*  Previously filed.





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                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       EQUITY COMPRESSION SERVICES CORPORATION


                                       By: /s/ Jack Brannon
                                          -------------------------------------
                                          Jack Brannon, Vice President,
                                          Chief Financial Officer and
                                          Treasurer

Date:  August 21, 1997
















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